Exhibit 10.5

PINNACLE FOODS INC.
2013 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between Pinnacle Foods Inc., a Delaware corporation or any successor thereto (the “Company”) and the participant identified on the Signature Page attached hereto (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Pinnacle Foods Inc. 2013 Omnibus Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein to the Participant pursuant to the Plan and the terms set forth herein;
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    The Restricted Shares.
(a)    Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, effective as of the Date of Grant specified on the Signature Page attached hereto, the Company hereby grants to the Participant an Award consisting of the number of shares of Restricted Stock (the “Restricted Shares”) set forth on the Signature Page attached hereto.
2.    Vesting of the Restricted Shares. The Restricted Shares shall vest and become non-forfeitable in accordance with Schedule I attached hereto.
3.    Restrictive Covenants.
(a)    General. To the extent that the Participant and the Company (or an Affiliate of the Company) is a party to an employment agreement with the Company containing noncompetition, nonsolicitation, noninterference or confidentiality restrictions (or two or more such restrictions), those restrictions and related enforcement provisions under such employment agreement shall govern and the following provisions of this Section 3 shall not apply. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees, in Participant’s capacity as an equity holder in the Company, to the provisions of Section 3 of this Agreement (the “Restrictive Covenants”).
(b)    Competitive Activity. (i) The Participant shall be deemed to have engaged in “Competitive Activity” if, during the period commencing on the date hereof and ending on the later of (x) the date that is 12 months after the date the Participant’s employment with the Company and its Subsidiaries is terminated or (y) the maximum number of years of base salary the Participant is entitled to receive as severance under any agreement with, or plan or policy of the Company or an Affiliate (the “Restricted Period”), the Participant, whether on the Participant’s own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly violates any of the following prohibitions:
(ii)    During the Restricted Period, the Participant will not solicit or assist in soliciting in a Competitive Business (as defined below) the business of any client or prospective client:
A.    with whom the Participant had personal contact or dealings on behalf of the Company during the one-year period preceding the Participant’s termination of employment;
B.    with whom employees directly reporting to the Participant (or the Participant’s direct reports) have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Participant’s termination of employment; or
C.    for whom the Participant had direct or indirect responsibility during the one year immediately preceding the Participant’s termination of employment.
(iii)    During the Restricted Period, the Participant will not directly or indirectly:
A.    engage in any business that is engaged in, or has plans to engage in, at any time during the Restricted Period, any activity that competes in the business of manufacturing and marketing food products that directly compete with the core brands of the Company as of the Termination Date (and for such purpose, a “core brand” shall be any brand generating annual revenues in an amount equal to at least 5% of the Company’s annual revenues, in the fiscal year preceding the fiscal year of such Termination Date) in any geographical area that is within 100 miles from any geographical area where the Company or its Affiliates manufactures and markets its products or services (a “Competitive Business”);
B.    enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business;
C.    acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or
D.    interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members or investors of the Company or its Affiliates.
(iv)    Notwithstanding anything to the contrary in this Agreement, the Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own 5% or more of any class of securities of such Person.
(v)    During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:
A.    solicit or encourage any employee of the Company or its Affiliates to leave the employment of the Company or its Affiliates; or
B.    hire any such employee who was employed by the Company or its Affiliates as of the date of the Participant’s termination of employment with the Company or who left the employment of the Company or its Affiliates coincident with, or within 120 days (one year in the case of any such employee who reported directly to the Participant immediately preceding the Participant’s termination of employment (or the Participant’s direct reports)) prior to or after, the termination of the Participant’s employment with the Company.

(vi)    During the Restricted Period, the Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company or its Affiliates any consultant then under contract with the Company or its Affiliates, as such action would result in the Company being disadvantaged. Any solicitation or hiring, that the Participant is not personally involved in, of an employee or former employee of the Company through general advertising shall not, of itself, be a breach of this Section 3(b)(vi).
(vii)    It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 3(b) to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.
(viii)    The period of time during which the provisions of this Section 3(b) shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.
(c)    Confidentiality. (i) The Participant will not at any time (whether during or after the Participant’s employment with the Company) (x) retain or use for the benefit, purposes or account of the Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information --including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals -- concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board or the Chief Executive Officer of the Company.

(ii)    “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (B) made legitimately available to the Participant by a third party without breach of any confidentiality obligation; or (C) required by law to be disclosed (including via subpoena); provided that the Participant shall give prompt written notice to the Company of such requirement of law, disclose no more information than is so required, and cooperate, at the Company’s cost, with any attempts by the Company to obtain a protective order or similar treatment.
(iii)    Except as required by law, the Participant will not disclose to anyone, other than the Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement (unless this Agreement shall be publicly available as a result of a regulatory filing made by the Company or its Affiliates) or otherwise is disclosed by the Company to any unaffiliated party that is not under a restriction of confidentiality at least as restrictive as this restriction upon the Participant; provided, that the Participant may disclose to any prospective future employer any the termination notice provisions under any agreement between the Participant and the Company (or an Affiliate of the Company) and the provisions of this Section 3(c) provided they agree to maintain the confidentiality of such terms.
(iv)    Upon termination of the Participant’s employment with the Company for any reason, the Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and his or her rolodex (or other physical or electronic address book); and (z) fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information not within the Participant’s possession or control of which the Participant is or becomes aware.
(d)    Relief. Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 3(b) of this Agreement or any similar provision applicable to Participant (or a material breach or material threatened breach of any of the provisions of Section 3(c) of this Agreement) (a “Restrictive

Covenant Violation”) would be inadequate and the Company would suffer irreparable damages as a result of such Restrictive Covenant Violation. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.
(e)    Repayment of Proceeds. If the Participant engages in Competitive Activity or breaches the confidentiality provisions of Section 3(c), then the Participant shall be required (in addition to any other remedy available (on a non-exclusive basis) to pay to the Company, within ten business days following the first date on which the Participant engages in such Competitive Activity or first breaches such provisions, an amount equal to the excess, if any, of (A) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions or dividends in respect of, the Restricted Shares over (B) the aggregate Cost of such Restricted Shares (if any).
4.    Certificates. Certificates evidencing the Restricted Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of Restricted Shares pursuant to this Agreement, and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Restricted Shares. As soon as practicable following such time, certificates for the Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional Shares. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares that have not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
5.    Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares; provided that (i) any cash or in‑kind dividends paid with respect to the Restricted Shares shall be accumulated by the Company and shall be paid to the Participant only when, and if, such

Restricted Shares shall become vested pursuant to the terms of this Agreement, and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 8 of this Agreement.
6.    Legend on Certificates. To the extent applicable, all book entries (or certificates, if any) representing the Restricted Shares delivered to the Participant as contemplated by Section 1 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are listed or quoted or market to which the Shares are admitted for trading, and any applicable Federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Section 8 below.
7.    No Right to Continued Employment. Neither the Plan nor this Agreement nor the granting of the Restricted Shares evidenced impose any obligation on the Company or any Affiliate to continue the employment or consulting relationship of the Participant. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
8.    Transfer Restrictions. The Restricted Shares may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Transferred and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. “Transfer” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.
9.    Prior Agreements; Full Satisfaction.
(a)    This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, including the Restrictive Covenants, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided that if the Company or its Affiliates is a party to one or more agreements with the Participant related to the matters subject to Section 3, such other agreements shall remain in full force and effect and continue in addition to this Agreement and nothing in this Agreement or incorporated by reference shall supersede or replace any other confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement entered into between the Participant and the Company (or any subsidiary or Affiliate) to the extent that such agreement is more protective of the business of the Company or any subsidiary or Affiliate), and provided, further, that to the extent a Participant is party to any agreement that would, by its terms, vary the terms of this Agreement (other than with respect to the matters subject to Section 3 hereof) or provide more favorable rights and remedies to the Participant, such terms will be deemed amended and shall not apply to the Restricted Shares acquired herein. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein.
(b)    This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, subject to the provisos in the first sentence of Section 9(a). The Restricted Shares granted herein are in full satisfaction of any equity grants or long-term stock-based incentive awards set forth in any offer letter or description of your terms of employment entered into by and between you and the Company or provided to you by the Company.
10.    Withholding.
(a)    The Participant shall be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, from any Shares or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Shares, or other property) of any required withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes, provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.
(b)    Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability (i) by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or (ii) by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value not in excess of the statutory minimum withholding liability. The Participant agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of the Restricted Shares hereunder.

11.    Securities Laws; Cooperation. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement.
12.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Treasurer and a copy to the General Counsel, each copy addressed to the principal Participant office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the state of New York or the State of Delaware, and each of the Participant, the Company, and any transferees hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement (or any provision incorporated by reference) brought in any court of competent jurisdiction in the state of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.
14.    Shares Subject to Plan. The Participant acknowledges that the Participant has received and read a copy of the Plan. The Restricted Shares granted hereunder are subject to the terms and provisions of the Plan, as may be amended from time to time, and which are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
15.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the participant hereunder without the consent of the Participant.

16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Grant Date.

Grant Date: May 23, 2016
Restricted Shares:

Participant
Mark Clouse

/s/ Mark Clouse

[Signature Page – Restricted Stock Award Agreement]

Agreed and accepted:

PINNACLE FOODS INC.

/s/ Kelley Maggs
By: Kelley Maggs
Its: EVP – General Counsel

Schedule I
Vesting
1.    Vesting. Subject to Section 2 below, so long as the Participant continues to be employed by the Company, the Restricted Shares shall become vested with respect to 100% of the Restricted Shares on the second anniversary of the Date of Grant
2.    Termination of Employment.
If the Participant’s employment with the Company and its Subsidiaries is terminated by the Company or any Subsidiary (i) due to or during Participant’s Disability or due to Participant’s death, (ii) for any reason other than for Cause at the time thereof, or (iii) within 12 months following a Change in Control, the Restricted Shares shall, to the extent not then vested or previously forfeited or cancelled, become fully vested.